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              CONSENT OF INDEPENDENT AUDITORS



To the Board of Trustees and Shareholders
  SteinRoe Variable Investment Trust

We consent to the use of our report incorporated herein by reference and to the reference to our Firm under the headings
"Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional
Information.


                               KPMG LLP

Chicago, Illinois
March 26, 1999